HINTO ENERGY, INC. ANNOUNCES ACQUISITION OF 8 OIL WELLS IN MONTANA

DENVER, CO--(Marketwired - Aug 21, 2014) - HINTO ENERGY, INC. (OTCQB: HENI) is engaged in the exploration, acquisition, and development of oil and gas properties, with current producing properties in Utah and Montana today announced the acquisition of a 100 percent working interest in 8 oil wells and 640 acres in Musselshell County, Montana.

"We continue to look at production opportunities in close proximity to our current producing assets and believe this acquisition offers production and revenue growth with the opportunity for an additional eight wells, which we hope to begin drilling by the end of 2014, weather permitting" stated George Harris, Chief Executive Officer of the Company. "The eight existing wells on the property have production potential from currently produced oil zones, some with unproduced oil formation(s) behind pipe."

The Company expects to bring five additional Montana oil wells into production during the third quarter and the Company is in the process of reworking several of its Utah oil and gas wells. The results of these activities are expected to be announced late in the third quarter of this year.

Hinto Energy, Inc. is currently engaged in the exploration, acquisition, and development of oil and gas properties located in Utah and Montana and is actively seeking to acquire additional producing oil and gas properties, in the Rocky Mountain basins which have proven oil and gas reserves.

Notice Regarding Forward-Looking Statements
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This press release may contain  certain  forward-looking  statements  within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which include among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies including without limitation, other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Contact Information:
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Hinto Energy, Inc.                       Hanover Financial Services
Gary Herick, Vice President - Finance    Ronald J. Blekicki - President/CEO
5350 S. Roslyn Street, Suite 400         6388 Clearview Road, Suite 100
Greenwood Village, CO 80111              Boulder, CO 80303
(303) 647-4850                          (303) 494-3617
www.hintoenergy.com                      http://www.hanoverfinancialservices.com
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       5350 S. Roslyn Street, Suite 400, Greenwood Village, Colorado 80111
                     Tel: (303) 647-4842 Fax: (303) 848-8353
                               www.hintoenergy.com